UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2026

Blaize Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41139	86-2708752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2890 Zanker Road, Suite 107
San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 347-0050

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market
Preferred Stock Purchase Rights		The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

Revenue Outlook for the Third Quarter of 2026

As of October 5, 2026, on a preliminary basis, Blaize Holdings, Inc. (the “Company”) expects to report revenue of approximately $0.5 million for the three months ended September 30, 2026. This revenue was earned during August 2026 and is related to the sale of the Company’s manufactured hardware products to one customer located in Europe.

The preliminary revenue estimates for the third quarter of 2026 is based on currently available information and does not present all necessary information for an understanding of the Company’s expected results of operations for the period. The preliminary estimate has been prepared by and is the responsibility of management. The Company has not completed its closing procedures for the third quarter of 2026, and it is possible that items may be identified that require adjustments to the preliminary estimated result set forth above for the third quarter of 2026, and those changes could be material. Accordingly, undue reliance should not be placed on this preliminary estimate. Further, the Company’s preliminary estimated revenue for the third quarter of 2026 is not necessarily indicative of the results to be expected for the remainder of the year or any future period.

Item 7.01    Regulation FD Disclosure.

Full Year 2026 Revenue Outlook

Given the foregoing and as noted below, the Company is revising its full-year revenue guidance for 2026 to be between $32.0 million and $36.0 million. The revised guidance is based on binding, non-cancellable purchase orders from NeoTensr and a new purchase order from an existing customer in process of signature. The product shipments to NeoTensr this quarter relate to the contract announced by the Company in April 2026 for up to $50.0 million. The revision reflects the Company’s updated expectations regarding shipment timing and management of working capital to meet inventory purchase needs. The Company has sufficient inventory on hand to partially fulfill the orders in the fourth quarter and is working with suppliers to obtain the balance before the year end. Any increased costs that are able to be passed through to customers or new customer commitments received during the fourth quarter that can be fulfilled through inventory on hand or software service agreements and recognized in the quarter would be additive to the Company’s revenue expectations. Should there be delays in timing or in receiving payments from customers scheduled during the fourth quarter, the Company’s revenue recognition for the year could be adversely affected.

Item 8.01    Other Events.

Extension of Terms on Accounts Receivable

As of the end of the second quarter of 2026, the Company’s accounts receivable balance due from NeoTensr was $13.3 million, which was due on September 24, 2026. On September 30, 2026, NeoTensr paid $0.2 million toward this balance, and the Company has agreed to extend the terms of this receivable, which is now expected to be paid during the fourth quarter of 2026.

Revenue Outlook for the Third Quarter of 2026

The information contained under Item 2.02 is incorporated herein by reference.

United States (“U.S.”) Government Inquiry and Investigation

In July and August 2026, the Company and certain of its employees and members of the Board received subpoenas and inquiries from the U.S. Department of Justice (the “DOJ”) requesting information relating to the Company’s business and agreements with certain counterparties. The Company has also received voluntary requests for information from the U.S. Securities and Exchange Commission (“SEC”) for information substantially similar to that sought by the DOJ. The Company is cooperating with the DOJ and SEC in responding to their requests for information. The Company cannot predict the outcome of the investigations or whether they will have any impact on the Company’s business and financial condition.

Class Action Complaint Filed September 17, 2026

On September 17, 2026, a class action complaint was filed against the Company, certain current and former officers and directors of the Company, and the underwriters of the Company's May 2026 public offering in the United States District Court for the Central District of California, captioned Alyahya v. Blaize Holdings, Inc., et al., Case No. 2:26-cv-10609. The complaint alleges, among other things, that the defendants made false and misleading statements or omissions regarding the Company's contracts with Starshine and

NeoTensr. The complaint asserts causes of action under Sections 10(b) and 20(a) of the Exchange Act on behalf of a putative class of investors who purchased the Company's common stock between July 17, 2025 and August 13, 2026, inclusive, and causes of action under Sections 11, 12(a)(2), and 15 of the Securities Act on behalf of a putative class of investors who purchased the Company's common stock pursuant or traceable to the Company's May 2026 public offering. The complaint seeks an order certifying the class; awarding compensatory damages, rescission or rescissory damages, interest, costs, attorneys’ and expert fees; and granting other unspecified relief. The case is at a preliminary stage. The Company is in the process of evaluating the effects of the foregoing events and cannot make a reasonable estimate of any outcome, recovery, or loss at this time.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “intend,” “may,” “plan,” “should,” “will,” or the negative of these words or other similar terms or expressions. Forward-looking statements in this Current Report include, but are not limited to, the Company’s preliminary estimated revenue for the three months ended September 30, 2026; the Company’s guidance and expectations for the fourth quarter of 2026; the outcome of any ongoing negotiation of customer contracts; the Company’s ability to manage and/or raise sufficient capital to complete inventory purchases and fulfill orders; the scope, duration, and outcome of the DOJ and SEC inquiries and their potential impact on the Company’s business and financial condition, and the outcome of any putative class action shareholder lawsuits. The forward-looking statements contained in this Current Report are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 24, 2026, and amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026 and the risk factors described under the heading “Risk Factors” in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 14, 2026 and August 13, 2026, respectively. The forward-looking statements in this Current Report are based upon information available to the Company as of the date of this Current Report, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and its statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

The information contained in Items 2.02 and 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2026	Blaize Holdings, Inc.

By: /s/ Harminder Sehmi
Harminder Sehmi
Chief Financial Officer